ALLIANCE INSTITUTIONAL FUNDS, INC.

                      ARTICLES OF AMENDMENT

                      (Changing its Name to
           AllianceBernstein Institutional Funds, Inc.)

          Alliance Institutional Funds, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the
     "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND and inserting in lieu thereof the following:

          SECOND: The name of the corporation (hereinafter called the Corporation) is AllianceBernstein
          Institutional Funds, Inc.

          SECOND: The charter of the Corporation is hereby amended by changing the designation of certain of the issued and unissued shares of the Common Stock of the Corporation's Alliance Premier Growth Institutional Fund, Alliance Quasar Institutional Fund, Alliance Real Estate Investment Institutional Fund and Alliance Special Equity Institutional Fund as follows:


     Current Name                 Amended Name
     ------------                 ------------
     Alliance Premier Growth      AllianceBernstein Premier
     Institutional Fund           Growth Institutional Fund
          Class I                       Class I

     Alliance Premier Growth      AllianceBernstein Premier
     Institutional Fund           Growth Institutional Fund
          Class II                      Class II

     Alliance Quasar              AllianceBernstein Quasar
     Institutional Fund           Institutional Fund
          Class I                       Class I

     Alliance Quasar              AllianceBernstein Quasar
     Institutional Fund           Institutional Fund
          Class II                      Class II

     Alliance Real Estate         AllianceBernstein Real Estate
     Investment Institutional     Investment Institutional
     Fund                         Fund
          Class I                       Class I

     Alliance Real Estate         AllianceBernstein Real Estate
     Investment Institutional     Investment Institutional
     Fund                         Fund
          Class II                      Class II

     Alliance Special Equity      AllianceBernstein Special
     Institutional Fund           Equity Institutional Fund
          Class I                       Class I

     Alliance Special Equity      AllianceBernstein Special
     Institutional Fund           Equity Institutional Fund
          Class II                      Class II


          THIRD: The amendments to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          FOURTH: These amendments to the charter of the
          ----------------------------------------------
     Corporation will be effective on March 31, 2003, as
     ---------------------------------------------------
     permitted by Section 2-610.1 of the Maryland General
     ----------------------------------------------------
     Corporation Law.
     ----------------

     IN WITNESS WHEREOF, Alliance Institutional Funds, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by John D. Carifa, President of the Corporation, and witnessed by Domenick Pugliese, the Assistant Secretary of the Corporation, this 19th day of March, 2003. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendments of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.



                                  ALLIANCE INSTITUTIONAL
                                  FUNDS, INC.


                                  By:/s/ John D. Carifa
                                     ------------------
                                     John D. Carifa
                                     President

WITNESS:

/s/ Domenick Pugliese
--------------------
Domenick Pugliese
Assistant Secretary

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